UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

THE CHARLES SCHWAB FAMILY OF FUNDS

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Subject: Urgent- Schwab Money Fund Proxy Vote

Mr. /Ms.                     :

You are [            ] largest shareholders in the Schwab [NJ/NY] AMT Tax Free Money Fund who has not yet voted on two important proposals on how the fund will be managed. The shareholder meeting where the votes will be formally tabulated is this Friday, March 20th, which is why we’ve attempted to contact you on several occasions. We mailed proxy materials to you in late January 2015.

Given the size of your investment, ensuring that your voice is heard is absolutely critical to us.

I would be more than happy to answer any questions and address any concerns that you may have about the proposals. I can be reached at the Schwab office in [Denver, CO/San Francisco, CA] at XYZ-ABC-DEFG.

If you are ready to place your vote, please call us at 1-877-777-6017 on Monday to Friday, 9:00 a.m. to 10 p.m. Eastern Time and a proxy voting specialist will happily answer your questions and assist in placing your vote over the phone.

Thank you for your time.

Sincerely,